EXHIBIT 23.3
                                                                    ------------



                                                    July 16, 2002



Frazer Milner Casgrain, LLP
30th floor, Fifth Avenue Place
237 - 4th Avenue S.W.
Calgary, Alberta
T2P 4X7

Attention:        Mr. Chima Nkemdirim

Re:      Form F-4 (Compton Petroleum Corporation)

Dear sir:

                  We hereby consent to the use of our name in this Registration Statement on Form F-4 of Compton Petroleum Corporation and in the prospectus contained in the Registration Statement as it appears under the headings "Summary Reserve and Undeveloped Land Data", "Business -- Reserves Summary" and "Independent Petroleum Engineers".

                  Dated at Calgary, Alberta, this 16th day of July, 2002.

                                                  Yours truly,

                                                  Outtrim Szabo Associates Ltd.



                                                  /s/ Colin P. Outtrim
                                                  --------------------
                                                  Colin P. Outtrim, P.Eng.
                                                  President